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                                                                    EXHIBIT 24.2


                  I, the undersigned, SHAWNA L. GEHRES, Assistant Secretary of WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware company (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on March 27, 2001, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

                           RESOLVED that authorization be, and hereby is, given
                  for the issuance and/or sale, from time to time, of up to twenty million (20,000,000) shares of the Company's authorized but unissued Class A Common Stock, one cent ($0.01) par value, and associated preferred stock purchase rights, under the terms and provisions of the Company's Investment Plan (the "Plan").

                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 and all amendments and supplements thereto, all required exhibits and documents in connection therewith, any prospectus contained therein and all amendments or supplements thereto with respect to not more than twenty million (20,000,000) shares of Class A Common Stock, one cent ($0.01) par value, and associated Preferred Stock purchase rights, of the Company to be offered for sale to the employees of the Company in accordance with the terms and provisions of the Company's Investment Plan and to make all such payments and to do or cause to be done all other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

                           RESOLVED that the form of power of attorney submitted
                  to this meeting for use in connection with the execution and filing for and on behalf of the Company of the Registration Statement referred to in the immediately preceding resolution and any amendments or supplements thereto is hereby approved and the Chairman of the Board, the President, or any Vice President of the Company be, and each hereby is, authorized to execute said power of attorney in the form so presented by, for and on behalf of the Company.

                           RESOLVED that the officers of the Company be, and
                  they hereby are, authorized and directed in the name and on behalf of the Company to

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                  take any and all action which they may deem necessary or
                  advisable in order to effect the registration or qualification (or exemption therefore) of such securities for issue, offer, sale or trade under the Blue Sky or securities laws of any state of the United States of America or elsewhere, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such laws and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law.

                           RESOLVED that the Chairman of the Board, the
                  President, any Vice President, the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized to execute and deliver on behalf of this Company applications for the listing of not more than an additional twenty million (20,000,000) shares of Class A Common Stock of the Company reserved for issuance and/or sale under the terms of the Plan together with associated preferred stock purchase rights, on the New York Stock Exchange and said officers are further authorized to take all such action and to file with such exchanges all such documents as may be necessary in order to accomplish the same.

                           RESOLVED that the Chairman of the Board, the
                  President, any Vice President, the Secretary or any Assistant Secretary or any one or more of them be, and they hereby are, authorized and empowered to appear before the New York Stock Exchange or any committees or any representatives of such exchanges with authority to present such applications for listing and to make such changes in such applications or in any amendments relative thereto and to furnish such information in connection therewith as may be necessary or advisable to conform with the requirements for the listing of such Common Stock on said New York Stock Exchange.

                           RESOLVED that The Bank of New York, transfer agent
                  for the Company, as agent for the transfer of certificates of the Company's Class A Common Stock, one cent ($0.01) par value, be, and hereby is, authorized (1) to record, countersign and deliver to The Bank of New York as registrar certificates for shares of Class A Common Stock, one cent ($0.01) par value, of the Company to be issued as authorized under the terms of the Plan; (2) to deliver such certificates when countersigned by such registrar; and (3) from time to time to make transfers of certificates for such shares of Common Stock with the same authority and upon the terms and conditions as to such additional shares of Common Stock as are fully set forth in the resolutions

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                  previously adopted by the Board of Directors of the Company with respect to presently outstanding Common Stock of the Company.

                           RESOLVED that The Bank of New York, as registrar for
                  registration of the Company's Class A Common Stock, one cent ($0.01) par value be, and hereby is, authorized and directed to record, when presented by The Bank of New York, transfer agent of the Company's Class A Common Stock, and register transfers of certificates for shares of the Company's Class A Common Stock to be issued as authorized under the terms of the Plan with the same authority and upon the same terms and conditions as to such shares of Class A Common Stock as are fully set forth in resolutions previously adopted by the Board of Directors of the Company with respect to the presently outstanding Class A Common Stock of the Company.

                           RESOLVED that the officers of this Company be, and
                  they hereby are, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise and to pay such fees and expenses as shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

                  I further certify that the foregoing resolutions have not been modified, revoked, or rescinded and are in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of WILLIAMS COMMUNICATIONS GROUP, INC., this 6th day of April, 2001.



                                            /s/ SHAWNA L. GEHRES
                                        ---------------------------------
                                                Shawna L. Gehres
                                                Assistant Secretary

(CORPORATE SEAL)